UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) is an investment vehicle organized in August 2003 by Hines Interests Limited Partnership (“Hines”) to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. A subsidiary of Hines Real Estate Investment Trust (“Hines REIT”) owns a 27.37% non-managing general partner interest in the Core Fund as of the date of this filing. The Core Fund is an affiliate of Hines and Jeffrey C. Hines, the Chairman of the board of directors of Hines REIT.
     On March 10, 2006, a subsidiary of the Core Fund entered into a contract to acquire an office property located at 333 West Wacker in the central business district of Chicago, Illinois. The seller, Kan Am Grund Kapitalanlagegesellschaft MBH, is unaffiliated with Hines REIT and its affiliates. An institutional co-investor has the right to co-invest with the Core Fund in an amount equal to at least 20% of the equity capital to be invested in properties in which the Core Fund acquires interests. Should the institutional co-investor decide to co-invest in the acquisition of 333 West Wacker, it would acquire such interest in the property and subsidiaries of the Core Fund and affiliates of Hines would acquire the remaining 80% interests. The property consists of a 36-story office building and a parking structure that were constructed in 1983. The building contains an aggregate of approximately 868,000 square feet of rentable area and is approximately 92% leased. Skadden Arps, a legal firm, leases 161,342 square feet, or approximately 19%, of the property’s rentable area. This lease expires in June 2009. Nuveen Investments, an investment services company, leases 156,392 square feet, or approximately 18%, of the property’s rentable area. This lease expires in February 2013. No other tenant leases more than 10% of the rentable area.
     The aggregate purchase price for 333 West Wacker is expected to be approximately $223.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Core Fund anticipates that the acquisition will be funded with borrowings under a revolving credit facility agreement held by its subsidiary and mortgage financing obtained in connection with the acquisition.
     The Core Fund anticipates that the acquisition of 333 West Wacker will be consummated on April 3, 2006. Although management of the Core Fund believes the acquisition of 333 West Wacker is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of 333 West Wacker will be consummated. If the Core Fund elects not to close on 333 West Wacker, it will forfeit the $16.0 million earnest money deposit made.
Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
March 16, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer